MISTRAS GROUP ANNOUNCES
MAJOR LEADERSHIP TRANSITION

Dr. Sotirios J. Vahaviolos Appointed Chairman Emeritus

Mr. Manuel N. Stamatakis Named Chairman of the Board and Interim CEO

Mr. Dennis M. Bertolotti, President and CEO, departs the Company

Mr. James J. Forese Appointed Lead Director and Chair of Corporate Governance Committee

PRINCETON JUNCTION, N.J. – October 9, 2023 (GLOBE NEWSWIRE) – MISTRAS Group, Inc. (NYSE: MG), a leading "one source" multinational provider of integrated technology-enabled asset protection solutions, today announced a series of key leadership transitions that promise to guide the company into its next phase of growth and innovation.

Dr. Sotirios J. Vahaviolos is retiring as Executive Chairman after nearly 40 years of exceptional leadership and has been appointed Chairman Emeritus while remaining an active member of the Board of Directors. Succeeding him, the Board has appointed Mr. Manuel (Manny) N. Stamatakis as Chairman of the Board.

Mr. Dennis M. Bertolotti will be departing MISTRAS as its CEO, and the Board has asked Mr. Stamatakis to serve as the Interim CEO until a successor CEO is found.

Mr. James J. Forese, the current Chairman of the Audit Committee, has been named Lead Director and Chairman of the Corporate Governance Committee.

Board of Directors Commends Dr. Sotirios J. Vahaviolos for Distinguished Service
"On behalf of the entire MISTRAS Board of Directors and all the shareholders who have benefited from his hard work, I congratulate Sotirios on his remarkable 40-year career," said Mr. Stamatakis. "We thank him for his vision, his pioneering spirit, his steadfast determination, and the enduring legacy he leaves to the company he founded, the industry he helped advance, as well as the countless people he has positively impacted. We are grateful that he has agreed to remain on the Board of Directors, where we will all continue to benefit from his vision, experience, and wisdom."

Dr. Sotirios J. Vahaviolos Acknowledges a Milestone Transition
“For over four decades, I've had the honor of leading a remarkably talented team that transformed MISTRAS Group from a small operation in Princeton, New Jersey, to a global leader in the field of nondestructive testing. Thanks to the tireless efforts of Manny as our Lead Director and the advancement of the Project Phoenix initiative, it is an appropriate time for a leadership transition to advance my legacy and build upon our strong foundation. I'm especially pleased and grateful that Manny has agreed to also take on the role of interim CEO until a successor is found. Manny’s many years of service to the MISTRAS Group as a member of every Committee and most recently as the architect and primary driver behind Project Phoenix has given him a deeper understanding of our Company and our growth opportunities. I, along with the entire Board of Directors, have full confidence in Manny’s leadership and thank him for taking on this role.

I also want to extend my thanks to Dennis for his 20 years of service, including his years as my first successor as CEO of the Company. I want to wish Dennis all the best as he enters the next phase of his journey.

As we turn the page on a new chapter, I have full confidence in our leadership and management's ability to generate shareholder value, which is why collectively, my family, family trust, and I continue to remain the largest owner of MISTRAS Group's outstanding common shares," said Dr. Vahaviolos.

Statement from Outgoing President and CEO Mr. Dennis M. Bertolotti
"Having had the privilege to work alongside Sotirios and to lead a talented team at MISTRAS Group for many years, I believe the Company is now exceptionally well-positioned for future success. With key leadership roles filled and Project Phoenix well underway, my most important objectives have been met," said Mr. Bertolotti.

Mr. Manuel “ Manny” N. Stamatakis Provides Strategic Outlook
"I am honored to succeed Sotirios as the next Chairman of the Board of this great Company. I look forward to continuing to work with him and our Board Directors.

My immediate priority is to make sure that the focus of our management team is to improve shareholder value with the full implementation of Project Phoenix and to identify and engage the next CEO of the Company. The Board of Directors will initiate a search with a leading executive search firm to help the Board find its next CEO.

We will also be expanding the duties and responsibilities of our Chief Financial Officer, Ed Prajzner, as well as promoting an experienced MISTRAS manager, John Smith, to head our largest segment, North America (formerly Services), while adding an experienced business development professional, Gennaro (Jerry) D’Alterio as Executive Vice President and Chief Commercial Officer.

I am very excited about the new changes, and I look forward to working with them,” said Mr. Stamatakis.

Mr. Manuel “Manny” N. Stamatakis’ Background: A Tenure of Strategy and Governance
Mr. Stamatakis has been a pivotal member of the MISTRAS Group Board since 2002, serving as Chair of the Governance Committee and Lead Director for the past decade. He has also served on the Audit and Compensation Committees. Mr. Stamatakis currently chairs the Project Phoenix Steering Committee, an initiative where he is both the chief architect and driving force. As a result, Mr. Stamatakis possesses significant knowledge of and insight into the organization, which has given him an understanding of how to leverage these strengths to unlock MISTRAS Group’s inherent value.

An accomplished entrepreneur for over 30 years, Mr. Stamatakis is an executive officer of Capital Management Enterprises, Inc., a financial services and employee benefits consulting firm based in Pennsylvania.

Mr. Stamatakis has held multiple board and chairmanship positions over the years, including Chairman of the Delaware River Port Authority, The Drexel College of Medicine, the Pennsylvania Supreme Court Investment Advisory Board, and the Philadelphia Shipyard Development Corporation which was the catalyst to bringing shipbuilding back to the Philadelphia region. He earned a B.S. in Industrial Engineering from Pennsylvania State University and received an honorary Doctor of Business Administration from Drexel University.

Mr. James J. Forese’s New Governance Role
Mr. Forese, Director and Chair of the Audit Committee, has been appointed Lead Director and Chair of the Corporate Governance Committee, filling the roles vacated by Mr. Stamatakis’ appointments and reinforcing the Board’s governance structure. Mr. Forese has a long history serving on the MISTRAS Group Board and its Committees. Mr. Forese has vast experience and demonstrated success as an executive, possessing knowledge and experience in business leadership, banking, finance, and technology, along with public and private company board experience. Mr. Forese’s experience with audit committees and his tenure as Vice President of Finance and Controller at IBM provides the MISTRAS Group Board with an audit committee financial expert, which further strengthens key functions of the Board and its Committees’ oversight.

Key New Executive Management Appointments
Mr. Edward J. Prajzner was appointed Senior Executive Vice President and Chief Financial Officer in March 2023 and joined MISTRAS Group in January 2018. He leads all of MISTRAS’ financial and IT areas and Investor Relations. In addition, he also oversees all commercial functions initiated under Project Phoenix. Before joining MISTRAS Group, Mr. Prajzner was Executive Vice President of Corporate Development, as well as Chief Financial Officer and Secretary of CECO Environmental Corp, a publicly traded global diversified and energy technology company. He began his career with Ernst & Young and held senior financial positions with several large public companies.

Mr. John A. Smith was appointed Executive Vice President and President of Services, effective October 1, 2023. Since 2017, Mr. Smith has served as Senior Vice President of Operations, managing the strategic plan and financial performance for operations primarily in the East and Midwest regions. He played a crucial part in broadening MISTRAS Group’s footprint in the aerospace and defense sectors, notably through the successful acquisition and integration of aerospace inspection provider West Penn Testing Group. Additionally, the MISTRAS aerospace hubs in Heath, Ohio, and Ellabell, Georgia, saw significant growth in service lines under his leadership.

Gennaro (Jerry) D’Alterio was appointed Executive Vice President and Chief Commercial Officer in September 2023. This strategic hire supports MISTRAS' ongoing commitment to commercial transformation and builds on the foundational work of Project Phoenix. Mr. D'Alterio has over 20 years of proven executive leadership, driving commercial transformations. He will focus on accelerating profitability, defining go-to-market strategies, and implementing best-in-class commercial operating models to enhance growth across the organization.

Special Conference Call
In connection with this release, MISTRAS will hold a special conference call on October 10, 2023, at 10:30 am Eastern Time. To listen to the live webcast of the conference call, visit the Investor Relations section of MISTRAS Group’s website at www.mistrasgroup.com.

About MISTRAS Group, Inc. - One Source for Asset Protection Solutions®
MISTRAS Group, Inc. (NYSE: MG) is a leading "one source" multinational provider of integrated technology-enabled asset protection solutions, helping to maximize the safety and operational uptime for civilization’s most critical industrial and civil assets.

Backed by an innovative, data-driven asset protection portfolio, proprietary technologies, strong commitment to Environmental, Social, and Governance (ESG) initiatives, and a decades-long legacy of industry leadership, MISTRAS Group leads clients in the oil and gas, aerospace and defense, renewable and nonrenewable power, civil infrastructure, and manufacturing industries towards achieving operational and environmental excellence. By supporting these organizations that help fuel our vehicles and power our society, inspecting components that are trusted for commercial, defense, and space craft; building real-time monitoring equipment to enable safe travel across bridges; and helping to propel sustainability, MISTRAS Group helps the world at large.

MISTRAS Group enhances value for its clients by integrating asset protection throughout supply chains and centralizing integrity data through a suite of Industrial IoT-connected digital software and monitoring solutions. The company’s core capabilities also include nondestructive testing field and in-line inspections enhanced by advanced robotics, laboratory quality control and assurance testing, sensing technologies and NDT equipment, asset and mechanical integrity engineering services, and light mechanical maintenance and access services.

For more information about how MISTRAS Group helps protect civilization’s critical infrastructure and the environment, visit https://www.mistrasgroup.com/.

Forward-Looking and Cautionary Statements
Certain statements made in this press release are "forward-looking statements" about MISTRAS Group's financial results and estimates, products and services, business model, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as "future," "possible," "potential," "targeted," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "will," "may," "should," "could," "would" and other similar words and phrases. Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the "Risk Factors" section of the Company's 2022 Annual Report on Form 10-K dated March 15, 2023, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and MISTRAS Group undertakes no obligation to update such statements as a result of new information, future events or otherwise.

Media Contact:
Nestor S. Makarigakis
MISTRAS Group, Inc. Group Vice President, Marketing and Communications marcom@mistrasgroup.com +1 (609) 716-4000